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                         INDEPENDENT AUDITOR'S CONSENT

ISI Strategy Fund, Inc.:

         We consent to the incorporation by reference in Post-Effective Amendment No. 1 to the Registration Statement No. 333-31127 of ISI Strategy Fund, Inc. of our report dated August 14, 1997 appearing in the Statement of Additional Information, which is a part of such Registration Statement.


/s/ DELOITTE & TOUCHE LLP
--------------------------

February 24, 1998
Princeton, New Jersey